Exhibit (m)(2): Calculations of Illustrations for Succession Select 2008
Revisions

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $1,000,000 or 134% x $62,453.70
                       = $1,000,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4    $  50,608.52
+ Annual Premium*                    $  15,000.00
- Premium Expense Charge**           $     750.00
- Monthly Deduction***               $   1,178.24
- Mortality & Expense Charge****     $     577.97
+ Hypothetical Rate of Return*****   $    (648.61)
                                     ------------
=                                    $     62,454(rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**    Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month       COI
-----    --------
1        $  28.15
2        $  28.16
3        $  28.17
4        $  28.17
5        $  28.18
6        $  28.18
7        $  28.19
8        $  28.20
9        $  28.20
10       $  28.21
11       $  28.21
12       $  28.22

Total    $ 338.24


**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----    ---------
1        $ (54.99)
2        $ (54.82)
3        $ (54.65)
4        $ (54.48)
5        $ (54.30)
6        $ (54.13)
7        $ (53.96)
8        $ (53.79)
9        $ (53.62)
10       $ (53.45)

11       $ (53.29)
12       $ (53.12)

Total    $(648.61)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $  62,453.70
- Year 5 Surrender Charge       $  18,694.05
                                ------------
=                               $     43,760(rounded to the nearest dollar)

II. THE 6% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $1,000,000 or 134% x $74,933.75
                       = $1,000,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4    $  58,892.63
+ Annual Premium*                    $  15,000.00
- Premium Expense Charge**           $     750.00
- Monthly Deduction***               $   1,174.55
- Mortality & Expense Charge****     $     652.59
+ Hypothetical Rate of Return*****   $   3,618.26
                                     ------------
=                                    $     74,934(rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month       COI
-----    ---------
1        $   27.90
2        $   27.90
3        $   27.90

4        $   27.89
5        $   27.89
6        $   27.88
7        $   27.88
8        $   27.87
9        $   27.87
10       $   27.86
11       $   27.86
12       $   27.85

Total    $  334.55

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----    -----------
1        $   298.19
2        $   298.79
3        $   299.39
4        $   300.00
5        $   300.60
6        $   301.21
7        $   301.81
8        $   302.42
9        $   303.04
10       $   303.65
11       $   304.27
12       $   304.89

Total    $ 3,618.26

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $  74,933.75
- Year 5 Surrender Charge       $  18,694.05
                                ------------
=                               $     56,240(rounded to the nearest dollar)

III. THE 12% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $1,000,000 or 134% x $89,558.98
                       = $1,000,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4    $  68,221.02
+ Annual Premium*                    $  15,000.00
- Premium Expense Charge**           $     750.00
- Monthly Deduction***               $   1,170.32
- Mortality & Expense Charge****     $     736.62
+ Hypothetical Rate of Return*****   $   8,994.90
                                     ------------
=                                    $     89,559(rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month       COI
-----    ----------
1        $    27.62
2        $    27.61
3        $    27.59
4        $    27.57
5        $    27.55
6        $    27.54
7        $    27.52
8        $    27.50
9        $    27.48
10       $    27.46
11       $    27.45
12       $    27.43

Total    $   330.32

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----    ----------
1        $   721.61
2        $   726.56
3        $   731.55
4        $   736.58
5        $   741.65
6        $   746.76
7        $   751.91
8        $   757.10
9        $   762.34
10       $   767.62
11       $   772.94
12       $   778.30

Total    $ 8,994.90

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $  89,558.98
- Year 5 Surrender Charge       $  18,694.05
                                ------------
=                               $     70,865(rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $1,000,000 or 134% x $61,170.47
                       = $1,000,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4    $  49,608.02
+ Annual Premium*                    $  15,000.00
- Premium Expense Charge**           $     750.00
- Monthly Deduction***               $   1,483.25
- Mortality & Expense Charge****     $     567.47
+ Hypothetical Rate of Return*****   $    (636.83)
                                     ------------
=                                    $     61,170(rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month       COI
-----    ---------
1        $   33.56
2        $   33.57
3        $   33.58
4        $   33.58
5        $   33.59
6        $   33.60
7        $   33.61
8        $   33.62
9        $   33.62
10       $   33.63
11       $   33.64
12       $   33.65

Total    $  403.25

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----    ---------
1        $  (54.12)
2        $  (53.93)

3        $  (53.74)
4        $  (53.54)
5        $  (53.35)
6        $  (53.16)
7        $  (52.97)
8        $  (52.78)
9        $  (52.59)
10       $  (52.40)
11       $  (52.21)
12       $  (52.02)

Total    $ (636.83)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $  61,170.47
- Year 5 Surrender Charge       $  18,694.05
                                ------------
=                               $     42,476(rounded to the nearest dollar)

II. THE 6% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $1,000,000 or 134% x $73,450.75
                       = $1,000,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4    $  57,766.74
+ Annual Premium*                    $  15,000.00
- Premium Expense Charge**           $     750.00
- Monthly Deduction***               $   1,478.91
- Mortality & Expense Charge****     $     640.98
+ Hypothetical Rate of Return*****   $   3,553.90
                                     ------------
=                                    $     73,451(rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month       COI
-----    ---------
1        $   33.27
2        $   33.26
3        $   33.26
4        $   33.25
5        $   33.25
6        $   33.24
7        $   33.24
8        $   33.24
9        $   33.23
10       $   33.23
11       $   33.22
12       $   33.22

Total    $  398.91

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----    ----------
1        $   293.50
2        $   293.97
3        $   294.45
4        $   294.94
5        $   295.42
6        $   295.91
7        $   296.39
8        $   296.88
9        $   297.37
10       $   297.86
11       $   298.36
12       $   298.85

Total    $ 3,553.90

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $  73,450.75
- Year 5 Surrender Charge       $  18,694.05
                                ------------
=                               $     54,757(rounded to the nearest dollar)

III. THE 12% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $1,000,000 or 134% x $87,847.54
                       = $1,000,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4    $  66,957.09
+ Annual Premium*                    $  15,000.00
- Premium Expense Charge**           $     750.00
- Monthly Deduction***               $   1,473.95
- Mortality & Expense Charge****     $     723.78
+ Hypothetical Rate of Return*****   $   8,838.18
                                     ------------
=                                    $     87,848(rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month       COI
-----    ---------
1        $  32.93
2        $  32.92
3        $  32.90
4        $  32.88
5        $  32.86

6        $  32.84
7        $  32.82
8        $  32.80
9        $  32.78
10       $  32.76
11       $  32.74
12       $  32.72

Total    $ 393.95

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----    ----------
1        $   710.32
2        $   714.95
3        $   719.63
4        $   724.34
5        $   729.09
6        $   733.88
7        $   738.70
8        $   743.57
9        $   748.47
10       $   753.42
11       $   758.40
12       $   763.43

Total    $ 8,838.18

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $  87,847.54
- Year 5 Surrender Charge       $  18,694.05
                                ------------
=                               $     69,153(rounded to the nearest dollar)